SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-OMNOVA SOLUTIONS INC.
          GAMCO ASSET MANAGEMENT INC.
                      10/25/06           45,000-             *DO
                      10/12/06            2,500-             *DO
                      10/04/06            1,300-            4.1700
                      10/01/06           62,000-             *DO
                       9/25/06              500-            4.4300
                       9/21/06            1,000-            4.5500
                       9/19/06            6,000-            4.9500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.